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     September 25, 2000                                             Exhibit 5

     Opinion Research Corporation
     23 Orchard Road
     Skillman, New Jersey 08558

        RE:  Registration Statement on Form S-8 Relating to the Opinion Research
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             Corporation Stock Purchase Plan for Non-Employee Directors and
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             Designated Employees and Consultants (the "Stock Purchase Plan")
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Ladies and Gentlemen:

        As counsel to Opinion Research Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 200,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), that may be issued under the Stock Purchase Plan.

        In this connection, we have examined the Company's Restated Certificate of Incorporation and Amended and Restated By-laws, the Stock Purchase Plan and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company. Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Stock Purchase Plan are duly authorized and, when issued and sold pursuant to the terms of the Stock Purchase Plan, will be legally issued, fully paid and non-assessable.

        We hereby expressly consent to the inclusion of this opinion as an exhibit to the registration statement.

                              Very truly yours,

                              /s/ Wolf, Block, Schorr and Solis-Cohen LLP